Exhibit 5.1

200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
July 10, 2024	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Silicon Valley
	Hong Kong	Singapore
	Houston	Tel Aviv
Rhythm Pharmaceuticals, Inc.	London	Tokyo
222 Berkeley Street, 12th Floor	Los Angeles	Washington, D.C.
Boston, MA 02116	Madrid

Re: Registration Statement on Form S-3 (No. 333-270233); 3,124,995 shares of Common Stock, par value $0.001 per share

To the addressee set forth above:

We have acted as special counsel to Rhythm Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement (as defined below) of 3,124,995 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares will become issuable upon the conversion of the Selling Stockholders’ 150,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, pursuant to their terms (the “Series A Preferred Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2023 (Registration No. 333-270233) (as amended, the “Registration Statement”), a base prospectus dated March 2, 2023 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement dated July 10, 2024 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders, and have been issued by the Company in the circumstances contemplated by the Series A Preferred Shares, the issue of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and nonassessable.

July 10, 2024 Page 2

In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (ii)  the Series A Preferred Shares have been duly authorized, validly issued and fully paid and constitute valid and legally binding obligations of the Company, and (iii) upon the issue of any of the Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on July 10, 2024 and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP